QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (State of incorporation if not a national bank)	95-4655078 (I.R.S. employer identification No.)
1999 Avenue of the Stars – Floor 26 Los Angeles, CA (Address of principal executive offices)	90067 (Zip Code)

F. Henry Kleschen III
55 West Monroe Street, 15th Floor
Chicago, Illinois 60603
Tel: (312) 732-1793
(Name, address and telephone number of agent for service)

Panhandle Eastern Pipe Line Company, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	44-0382470 (I.R.S. employer identification No.)
5444 Westheimer Road P.O. Box 4967 Houston, Texas (Address of principal executive offices)	77210-4967 (Zip Code)

$300,000,000 4.80% Senior Notes Due 2008, Series B
$250,000,000 6.05% Senior Notes Due 2013, Series B
(Title of the Indenture Securities)

Item 1. General Information.

    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency, Washington, D.C.
    Board of Governors of the Federal Reserve System, Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with Obligor.

        If the Obligor is an affiliate of the trustee, describe each such affiliation.

        None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.

        List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).
Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).
Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).
Exhibit 4.
Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).
Exhibit 5.	Not Applicable
Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not Applicable
Exhibit 9.	Not Applicable

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 10th day of December, 2003.

J. P. Morgan Trust Company, National Association
By:	/s/ F. HENRY KLESCHEN III F. Henry Kleschen III Vice President and Assistant General Counsel

Exhibit 6

        The Consent of the Trustee Required by Section 321(b) of the Act

                      December 10, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

        In connection with the qualification of an indenture between Panhandle Eastern Pipe Line Company, LLC and J.P. Morgan Trust Company, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
J.P. Morgan Trust Company, National Association
By	/s/ F. HENRY KLESCHEN III F. Henry Kleschen III Vice President and Assistant General Counsel

Exhibit 7. Report of Condition of the Trustee.

Consolidated Report of Condition of    J.P. Morgan Trust Company, National Association
                                                                                                      (Legal Title)

as of close of business on    June 30, 2003

($000)
Assets
Cash and Due From Banks	$30,669
Securities	106,073
Loans and Leases	41,488
Premises and Fixed Assets	9,168
Intangible Assets	162,542
Other Assets	17,245

Total Assets	$367,185

Liabilities
Deposits	$97,653
Other Liabilities	47,491

Total Liabilities	145,144
Equity Capital
Common Stock	600
Surplus	181,587
Retained Earnings	39,854

Total Equity Capital	222,041

Total Liabilities and Equity Capital	$367,185

QuickLinks

  Exhibit 25
  Item 1. General Information.
  Item 2. Affiliations with Obligor.
  Item 16. List of Exhibits.
SIGNATURE
  Exhibit 6